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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 22, 2002, in the Registration Statement and related Prospectus of Mobile Services Group, Inc. for the registration of its common stock.


                                                          /s/Ernst & Young LLP


Woodland Hills, California
March 22, 2002